UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2009

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

1-9610	1-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue	Carnival House, 5 Gainsford Street,
Miami, Florida 33178-2428	London, SE1 2NE, United Kingdom
United States of America	(Address of principal executive offices)
(Address of principal executive offices) (Zip code)	(Zip code)

(305) 599-2600	011 44 20 7940 5381
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report)	(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2009, Randall J. Weisenburger was appointed to the Carnival Corporation & plc boards of directors. Mr. Weisenburger will also serve on the audit committees of each of the boards of directors. Mr. Weisenburger has been executive vice president and chief financial officer of Omnicom Group, Inc., and advertising, marketing and corporate communications company, since September 1998.

Mr. Weisenburger will be entitled to the compensation we offer our other non-executive directors, including annual retainers, attendance fees and equity compensation in the form of Carnival Corporation restricted stock or restricted stock units. For more information on the compensation of our directors, please refer to our disclosures under the heading “Director Compensation” in our Annual Proxy Statement.

A copy of the press release announcing Mr. Weisenburger’s appointment is attached hereto as exhibit 99.1, and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release, dated January 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARNIVAL CORPORATION	CARNIVAL PLC

/s/ Arnaldo Perez	By: /s/Arnaldo Perez
Name: Arnaldo Perez	Name: Arnaldo Perez
Title: Senior Vice President, General Counsel and	Title: Senior Vice President, General Counsel and
Secretary	Company Secretary

Date: January 23, 2009	Date: January 23, 2009

EXHIBIT LIST

Exhibit	Description

99.1	Press release, dated January 21, 2009.